Exhibit 99.2

Carlyle Commences Tender Offer for up to $250 Million 3.875% Senior Notes due 2023

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) (“Carlyle”) today announced that its indirect subsidiary Carlyle Holdings Finance L.L.C. (the “Company”) is offering to purchase for cash up to $250 million (the “Tender Cap”) in aggregate principal amount of its 3.875% Senior Notes due 2023 (the “Notes”). The complete terms of the tender offer are set forth in an Offer to Purchase, dated as of today (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) and any amendments or supplements thereto.

The Early Participation Date for the tender offer is 5:00 p.m., New York City time, on September 20, 2018, unless extended or earlier terminated as described in the Offer to Purchase, and the Expiration Date is 11:59 p.m., New York City time, on October 4, 2018, unless extended or earlier terminated as described in the Offer to Purchase.

The “Total Consideration” for each $1,000 principal amount of Notes tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread (the “Fixed Spread”) specified in the Offer to Purchase over the yield based on the bid-side price of the U.S. Treasury Security specified in the Offer to Purchase (the “Reference U.S. Treasury Security”), as calculated by J.P. Morgan Securities LLC at 11:00 a.m., New York City time, on the business day immediately following the Early Participation Date (subject to certain exceptions set forth herein, such time and date, as the same may be extended, the “Price Determination Date”). Holders of Notes that are validly tendered and not validly withdrawn on or before the Early Participation Date and accepted for purchase will receive only the Total Consideration. Holders of Notes that are validly tendered after the Early Participation Date and on or before the Expiration Date and accepted for purchase will receive only the Tender Offer Consideration, which equals the Total Consideration minus the Early Participation Payment (the “Tender Offer Consideration”). In addition to the Total Consideration or the Tender Offer Consideration if their Notes are accepted for purchase, as applicable, holders that validly tender (and do not subsequently validly withdraw) their Notes and whose Notes are accepted for purchase by the Company in the tender offer will receive accrued and unpaid interest from the last interest payment date for the Notes up to, but excluding, the applicable settlement date (“Accrued Interest”).

The following table summarizes certain terms of the Tender Offer:

Title of Security	CUSIP and ISIN Nos.	Aggregate Principal Amount Outstanding	Tender Cap	Reference U.S. Treasury Security	Bloomberg Reference Page(1)	Fixed Spread (basis points)	Early Participation Payment(2)
3.875% Senior Notes due 2023	144A: 14309U AA0 Reg S: U12700 AA5 144A: US14309UAA07 Reg S: USU12700AA58	$500,000,000	$250,000,000	2.750% U.S. Treasury due 8/31/23	FIT1	50	$30

(1)	The page on Bloomberg from which the Dealer Manager (as defined herein) will quote the bid-side prices of the Reference U.S. Treasury Security.
(2)	Per $1,000 principal amount of Notes tendered and accepted for purchase by the Company. Payable as part of the Total Consideration.

The tender offer is subject to various conditions, including a condition that the Company or its affiliates shall have completed one or more syndicated loan and/or capital markets transactions (the “Financing Transactions”), on terms satisfactory to the Company, providing net proceeds, together with cash on hand or available liquidity, that are at least sufficient to pay the Total Consideration and Accrued Interest for all the tendered Notes (up to the Tender Cap), plus all fees and expenses in connection with the Tender Offer (the “Financing Condition”). The tender offer is not conditioned on any minimum amount of Notes being tendered.

The Company may modify or terminate the tender offer and may extend the Early Participation Date, the Price Determination Date, the Expiration Date or any payment date with respect to the tender offer.

If the Financing Condition is satisfied or waived prior to the Expiration Date, the Company reserves the right, in its sole discretion, at any point following the Early Participation Date and before the Expiration Date, to accept for purchase and pay for any Notes tendered on or prior to the Early Participation Date. Payment for Notes that are validly tendered by the holders and accepted for purchase by the Company but not purchased prior to the Expiration Date will be made on the final settlement date, which is anticipated to occur on the business day after the Expiration Date.

The Company’s acceptance for purchase of the Notes is subject to the Tender Cap. If the aggregate principal amount of Notes that are validly tendered and not validly withdrawn would exceed the Tender Cap, the amount of Notes accepted for purchase may be subject to proration with the proration factor depending on the aggregate principal amount of the Notes validly tendered. If the aggregate principal amount of Notes tendered on or prior to the Early Participation Date equals, or exceeds, the Tender Cap, holders who tender Notes after the Early Participation Date will not have any of their Notes accepted for purchase. If the aggregate principal amount of Notes tendered on or prior to the Early Participation Date does not exceed the Tender Cap, holders who validly tender Notes after the Early Participation Date may be subject to proration, but holders who validly tender Notes on or prior to the Early Participation Date and whose Notes are accepted for purchase will not be subject to proration. The Company reserves the right, in its sole discretion, subject to applicable law, to increase the Tender Cap without extending the withdrawal rights; however, there can be no assurance the Company will do so.

This press release, including the following, is qualified in its entirety by the Offer to Purchase and the Letter of Transmittal.

The Company has retained J.P. Morgan Securities LLC as the Dealer Manager for the tender offer. D.F. King & Co., Inc. is acting as the Information Agent and Depositary for the tender offer. For additional information regarding the terms of the tender offer, please contact J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-8553 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. by telephone at (866) 406-2285 (toll-free), facsimile at (212) 709-3328, or by email at carlyleholdings@dfking.com.

This news release does not constitute an offer or an invitation to participate in the tender offer or consent solicitations. The tender offer is being made pursuant to the Offer to Purchase and the Letter of Transmittal, copies of which will be delivered to holders of the Notes, and which set forth the complete terms and conditions of the tender offer. Holders are urged to read the Offer to Purchase and the Letter of Transmittal carefully before making any decision with respect to their Notes. The tender offer is not being made to, nor will the Company accept tenders of Notes or delivery of consents from, holders in any jurisdiction in which it is unlawful to make such an offer or solicitation. None of Carlyle, the Company, the board of directors of Carlyle Group Management L.L.C., the Dealer Manager, the Information Agent and Depositary or the trustee for the Notes makes any recommendation as to whether holders should tender Notes in response to the tender offer. Neither the Offer to Purchase nor any related documents have been filed with, and have been approved or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

* * * * *

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with approximately $210 billion of assets under management across 335 investment vehicles as of June 30, 2018. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Credit and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,625 people in 31 offices across six continents.

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to Carlyle’s expectations regarding the performance of its business, financial results, liquidity and capital resources, contingencies, distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in Carlyle’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the United States Securities and Exchange Commission (“SEC”) on February 15, 2018, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Carlyle’s other periodic filings with the SEC. Carlyle undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

* * * * *

Media Contact:

Chris Ullman

+1 (202) 729-5450

chris.ullman@carlyle.com

Investor Contact:

Daniel Harris

+1 (212) 813-4527

daniel.harris@carlyle.com